EXHIBIT 99.1

Contact:
Investors:	Annette Arribas, IRC
724.820.3700
annette.arribas@ansys.com
Media:	Mary Kate Joyce
724.820.4368
marykate.joyce@ansys.com

Ansys Announces Financial Results
With Record Q3 Revenue and ACV

Increases FY 2020 ACV, Revenue and Earnings Guidance

Details related to our financial guidance, including assumptions and economic impacts of COVID-19, are detailed in our prepared remarks document.

/ Key Highlights - Q3 2020
•GAAP revenue of $367.0 million and non-GAAP revenue of $369.1 million
•GAAP diluted earnings per share of $0.87 and non-GAAP diluted earnings per share of $1.36
•GAAP operating profit margin of 24.5% and non-GAAP operating profit margin of 39.8%
•Operating cash flows of $94.5 million
•Deferred revenue and backlog of $879.9 million at September 30, 2020

PITTSBURGH, PA, November 4, 2020/Globe Newswire/ -- ANSYS, Inc. (NASDAQ: ANSS), today reported third quarter 2020 GAAP and non-GAAP revenue growth of 7% in reported currency, or 5% in constant currency, when compared to the third quarter of 2019. For the third quarter of 2020, the Company reported earnings per share of $0.87 and $1.36 on a GAAP and non-GAAP basis, respectively, compared to $1.04 and $1.42 on a GAAP and non-GAAP basis, respectively, for the third quarter of 2019.

“Ansys delivered a strong third quarter in which we overachieved on both earnings and operating margin. While all of our major geographies showed growth, Asia-Pacific was particularly strong, with Japan and South Korea growing by double digits. We also saw double-digit growth in revenue coming from our indirect channel. With corporate initiatives around eco-friendly aircraft engines, Space 2.0 and national defense, we saw robust spending in the aerospace and defense sector during the quarter. We also recently signed a definitive agreement to acquire Analytical Graphics, Inc. (AGI), a leader in mission simulation and analysis, which will strengthen our simulation leadership within the key aerospace and defense sector. Finally, during Q3, our ESG initiatives focused on environmental sustainability, including our own carbon footprint as well as the efficiencies that our solutions are enabling for our customers,” said Ajei Gopal, Ansys president and CEO.

Maria Shields, Ansys CFO, stated, “Our solid Q3 financial performance reflects the strength of our core business and the continued dedication and focused execution of the Ansys employees and our partner ecosystem. Despite the challenging circumstances created by the prolonged pandemic, we delivered strong revenue performance, which drove earnings and operating margins. We reported a
Q3 2020 Financial Results // 1

record third quarter balance of deferred revenue and backlog of $880 million, an increase of 35% over the third quarter of 2019. Additional financial highlights reflecting the resiliency of our business model included ACV growth, which continues to be comprised of a high level of recurring sources at 78% for the quarter and 81% for the first nine months of the year. The combination of our high level of recurring revenue sources, strong financial position and operating discipline positions us well to continue to prudently invest in the business for the long-term. This includes the pending acquisition of AGI, which demonstrates the continued execution of our growth strategy.”
On October 23, 2020, the Company entered into a definitive agreement to acquire 100% of the shares of AGI, a premier provider of mission-simulation, modeling, testing and analysis software for aerospace, defense and intelligence applications. Once closed, the acquisition will expand the scope of the Company's offerings, empowering users to solve challenges by simulating from the chip level all the way to a customer's entire mission. The transaction is expected to close with a purchase price of $700.0 million, of which the AGI shareholders will receive 67% in cash and 33% in Ansys common stock. The Company anticipates obtaining new debt financing to fund a significant portion of the cash component of the purchase price.

/ Financial Results
Ansys' third quarter and year-to-date (YTD) 2020 and 2019 financial results are presented below. The 2020 and 2019 non-GAAP results exclude the income statement effects of the acquisition accounting adjustments to deferred revenue, stock-based compensation, amortization of acquired intangible assets, transaction expenses related to business combinations, and adjustments related to the transition tax associated with the Tax Cuts and Jobs Act.
GAAP and non-GAAP results are as follows:

	GAAP			Non-GAAP
(in millions, except percentages and per share data)	Q3 QTD 2020	Q3 QTD 2019	% Change	Q3 QTD 2020	Q3 QTD 2019	% Change
Revenue	$367.0	$343.9	7%	$369.1	$345.5	7%
Net income	$75.6	$89.5	(15)%	$118.3	$121.7	(3)%
Diluted earnings per share	$0.87	$1.04	(16)%	$1.36	$1.42	(4)%
Operating profit margin	24.5%	30.5%		39.8%	43.3%

	GAAP			Non-GAAP
(in millions, except percentages and per share data)	Q3 YTD 2020	Q3 YTD 2019	% Change	Q3 YTD 2020	Q3 YTD 2019	% Change
Revenue	$1,057.6	$1,029.7	3%	$1,067.7	$1,035.9	3%
Net income	$218.3	$285.4	(24)%	$324.9	$370.3	(12)%
Diluted earnings per share	$2.50	$3.34	(25)%	$3.73	$4.33	(14)%
Operating profit margin	22.4%	32.0%		37.9%	44.0%

The non-GAAP financial results highlighted above, and the non-GAAP financial outlook for 2020 discussed below, represent non-GAAP financial measures. Reconciliations of these measures to the appropriate GAAP measures, for the three and nine months ended September 30, 2020 and 2019, and for the 2020 financial outlook, can be found in the condensed financial information included in this release.

Q3 2020 Financial Results // 2

/ Other Financial Metrics

(in millions, except percentages)	Q3 QTD 2020	Q3 QTD 2019	% Change	% Change in Constant Currency
Annual Contract Value (ACV)	$305.3	$290.9	5%	3%
Operating cash flows	$94.5	$120.4	(21)%

(in millions, except percentages)	Q3 YTD 2020	Q3 YTD 2019	% Change	% Change in Constant Currency
ACV	$950.8	$920.5	3%	3%
Operating cash flows	$373.5	$360.5	4%

ACV is a metric the Company uses to better understand the business. There is no GAAP measure comparable to ACV. ACV is composed of the following:

•the annualized value of maintenance and lease contracts with start dates or anniversary dates during the period, plus
•the value of perpetual license contracts with start dates during the period, plus
•the annualized value of fixed-term services contracts with start dates or anniversary dates during the period, plus
•the value of work performed during the period on fixed-deliverable services contracts.

/ Management's 2020 Financial Outlook
The Company's fourth quarter and fiscal year 2020 revenue and diluted earnings per share guidance is provided below. The Company is also providing its fiscal year 2020 guidance for ACV and operating cash flows. The revenue and diluted earnings per share guidance is provided on both a GAAP and non-GAAP basis. Non-GAAP financial measures exclude the income statement effects of acquisition adjustments to deferred revenue, stock-based compensation, amortization of acquired intangible assets and acquisition-related transaction expenses.
The financial guidance below reflects the Company's current estimates of the adverse impacts of the global pandemic. This guidance is based on certain assumptions made by the Company and the Company's evaluation of factual information it has determined to be relevant. Additional details related to the Company's financial guidance, including assumptions and economic impacts of COVID-19, are detailed in its prepared remarks document.
The financial guidance below is not adjusted for the impacts of the Company's recently announced agreement to acquire AGI. The acquisition closing date is unknown as it is subject to the receipt of regulatory clearance and the satisfaction of customary closing conditions. The transaction is not expected to have a meaningful impact on the Company's 2020 results.

/ Fourth Quarter 2020 Guidance
The Company currently expects the following for the quarter ending December 31, 2020:

(in millions, except per share data)	GAAP	Non-GAAP
Revenue	$541.1 - $581.1	$542.3 - $582.3
Diluted earnings per share	$1.93 - $2.29	$2.36 - $2.67

Q3 2020 Financial Results // 3

/ Fiscal Year 2020 Guidance
The Company currently expects the following for the fiscal year ending December 31, 2020:

(in millions, except per share data)	GAAP	Non-GAAP
Revenue	$1,598.7 - $1,638.7	$1,610.0 - $1,650.0
Diluted earnings per share	$4.43 - $4.79	$6.09 - $6.40
The difference between the GAAP and non-GAAP revenue guidance presented above is a result of the expected impact of the application of the fair value provisions applicable to the accounting for business combinations in the amount of $1.2 million for the fourth quarter and $11.3 million for fiscal year 2020.

(in millions)	Other Financial Metrics
ACV	$1,555.0 - $1,590.0
Operating cash flows	$435.0 - $475.0

/ Conference Call Information
Ansys will hold a conference call at 8:30 a.m. Eastern Time on November 5, 2020 to discuss third quarter results. The Company will provide its prepared remarks on the Company’s investor relations homepage and as an exhibit in its Form 8-K in advance of the call to provide stockholders and analysts with additional time and detail for analyzing its results in preparation for the conference call. The prepared remarks will not be read on the call, and only brief remarks will be made prior to the Q&A session. The Company will also post a complementary investor presentation titled "Q3 2020 Investor Presentation" that can be accessed by clicking Events & Presentations, then Presentations at https://investors.ansys.com.

To participate in the live conference call, dial 855-239-2942 (US) or 412-542-4124 (Canada & Int’l). The call will be recorded and a replay will be available within two hours after the call. The replay will be available by dialing (877) 344-7529 (US), (855) 669-9658 (Canada) or (412) 317-0088 (Int’l) and entering the passcode 10149085. The archived webcast can be accessed, along with other financial information, on Ansys' website at https://investors.ansys.com/events-and-presentations/events-calendar.

Q3 2020 Financial Results // 4

/ GAAP Financial Statements

ANSYS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands)	September 30, 2020	December 31, 2019
ASSETS:
Cash & short-term investments	$845,209	$872,382
Accounts receivable, net	371,352	433,479
Goodwill	2,491,590	2,413,280
Other intangibles, net	474,785	476,711
Other assets	663,359	643,035
Total assets	$4,846,295	$4,838,887
LIABILITIES & STOCKHOLDERS' EQUITY:
Current deferred revenue	$326,491	$351,353
Long-term debt	423,759	423,531
Other liabilities	506,432	610,624
Stockholders' equity	3,589,613	3,453,379
Total liabilities & stockholders' equity	$4,846,295	$4,838,887

Q3 2020 Financial Results // 5

ANSYS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Unaudited)
	Three Months Ended		Nine Months Ended
(in thousands, except per share data)	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Revenue:
Software licenses	$141,622	$137,144	$398,793	$430,687
Maintenance and service	225,343	206,755	658,818	598,977
Total revenue	366,965	343,899	1,057,611	1,029,664
Cost of sales:
Software licenses	7,251	5,708	20,688	16,620
Amortization	9,911	4,762	29,227	14,064
Maintenance and service	36,223	30,895	107,446	85,993
Total cost of sales	53,385	41,365	157,361	116,677
Gross profit	313,580	302,534	900,250	912,987
Operating expenses:
Selling, general and administrative	132,642	120,682	391,862	353,263
Research and development	86,616	73,018	258,861	219,058
Amortization	4,237	3,787	12,562	11,342
Total operating expenses	223,495	197,487	663,285	583,663
Operating income	90,085	105,047	236,965	329,324
Interest income	754	3,188	4,463	9,610
Interest expense	(1,853)	(239)	(8,544)	(561)
Other income (expense), net	1,158	833	3,169	(937)
Income before income tax provision	90,144	108,829	236,053	337,436
Income tax provision	14,517	19,366	17,798	51,993
Net income	$75,627	$89,463	$218,255	$285,443
Earnings per share – basic:
Earnings per share	$0.88	$1.06	$2.55	$3.40
Weighted average shares	85,798	84,109	85,749	83,951
Earnings per share – diluted:
Earnings per share	$0.87	$1.04	$2.50	$3.34
Weighted average shares	87,224	85,733	87,176	85,570

Q3 2020 Financial Results // 6

/ Reconciliations of GAAP to Non-GAAP Measures (Unaudited)

	Three Months Ended
	September 30, 2020
(in thousands, except percentages and per share data)	Revenue	Gross Profit	%	Operating Income	%	Net Income	EPS - Diluted[1]
Total GAAP	$366,965	$313,580	85.5%	$90,085	24.5%	$75,627	$0.87
Acquisition accounting for deferred revenue	2,164	2,164	—%	2,164	0.5%	2,164	0.02
Stock-based compensation expense	—	3,626	0.9%	38,185	10.4%	38,185	0.44
Excess payroll taxes related to stock-based awards	—	85	—%	732	0.2%	732	0.01
Amortization of intangible assets from acquisitions	—	9,911	2.8%	14,148	3.8%	14,148	0.16
Transaction expenses related to business combinations	—	—	—%	1,549	0.4%	1,549	0.02
Adjustment for income tax effect	—	—	—%	—	—%	(14,133)	(0.16)
Total non-GAAP	$369,129	$329,366	89.2%	$146,863	39.8%	$118,272	$1.36
1 Diluted weighted average shares were 87,224.

	Three Months Ended
	September 30, 2019
(in thousands, except percentages and per share data)	Revenue	Gross Profit	%	Operating Income	%	Net Income	EPS - Diluted[1]
Total GAAP	$343,899	$302,534	88.0%	$105,047	30.5%	$89,463	$1.04
Acquisition accounting for deferred revenue	1,596	1,596	—%	1,596	0.4%	1,596	0.02
Stock-based compensation expense	—	2,422	0.7%	31,862	9.2%	31,862	0.37
Excess payroll taxes related to stock-based awards	—	—	—%	137	0.1%	137	—
Amortization of intangible assets from acquisitions	—	4,762	1.4%	8,549	2.4%	8,549	0.10
Transaction expenses related to business combinations	—	—	—%	2,531	0.7%	2,531	0.03
Rabbi trust (income) / expense	—	—	—%	—	—%	(45)	—
Adjustment for income tax effect	—	—	—%	—	—%	(12,385)	(0.14)
Total non-GAAP	$345,495	$311,314	90.1%	$149,722	43.3%	$121,708	$1.42
1 Diluted weighted average shares were 85,733.

Q3 2020 Financial Results // 7

	Nine Months Ended
	September 30, 2020
(in thousands, except percentages and per share data)	Revenue	Gross Profit	%	Operating Income	%	Net Income	EPS - Diluted[1]
Total GAAP	$1,057,611	$900,250	85.1%	$236,965	22.4%	$218,255	$2.50
Acquisition accounting for deferred revenue	10,116	10,116	0.2%	10,116	0.7%	10,116	0.12
Stock-based compensation expense	—	9,956	0.9%	103,256	9.7%	103,256	1.19
Excess payroll taxes related to stock-based awards	—	774	0.1%	9,591	0.9%	9,591	0.11
Amortization of intangible assets from acquisitions	—	29,227	2.7%	41,789	3.9%	41,789	0.48
Transaction expenses related to business combinations	—	—	—%	2,808	0.3%	2,808	0.03
Rabbi trust (income) / expense	—	—	—%	—	—%	(5)	—
Adjustment for income tax effect	—	—	—%	—	—%	(60,906)	(0.70)
Total non-GAAP	$1,067,727	$950,323	89.0%	$404,525	37.9%	$324,904	$3.73
1 Diluted weighted average shares were 87,176.

	Nine Months Ended
	September 30, 2019
(in thousands, except percentages and per share data)	Revenue	Gross Profit	%	Operating Income	%	Net Income	EPS - Diluted[1]
Total GAAP	$1,029,664	$912,987	88.7%	$329,324	32.0%	$285,443	$3.34
Acquisition accounting for deferred revenue	6,249	6,249	—%	6,249	0.4%	6,249	0.07
Stock-based compensation expense	—	6,024	0.6%	84,784	8.2%	84,784	0.98
Excess payroll taxes related to stock-based awards	—	476	—%	4,516	0.4%	4,516	0.05
Amortization of intangible assets from acquisitions	—	14,064	1.4%	25,406	2.5%	25,406	0.30
Transaction expenses related to business combinations	—	—	—%	5,642	0.5%	5,642	0.07
Rabbi trust (income) / expense	—	—	—%	—	—%	(268)	—
Adjustment related to the Tax Cuts and Jobs Act	—	—	—%	—	—%	(1,834)	(0.02)
Adjustment for income tax effect	—	—	—%	—	—%	(39,654)	(0.46)
Total non-GAAP	$1,035,913	$939,800	90.7%	$455,921	44.0%	$370,284	$4.33
1 Diluted weighted average shares were 85,570.

Q3 2020 Financial Results // 8

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Forward-Looking Guidance
Quarter Ending December 31, 2020
Earnings Per Share - Diluted
U.S. GAAP expectation	$1.93 - $2.29
Exclusions before tax:
Acquisition adjustments to deferred revenue	$0.01
Acquisition-related amortization	$0.15 - $0.17
Stock-based compensation and related excess payroll tax	$0.39 - $0.45
Transaction expenses related to business combinations	$0.02
Adjustment for income tax effect	($0.19) - ($0.22)
Non-GAAP expectation	$2.36 - $2.67

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Forward-Looking Guidance
Year Ending December 31, 2020
Earnings Per Share - Diluted
U.S. GAAP expectation	$4.43 - $4.79
Exclusions before tax:
Acquisition adjustments to deferred revenue	$0.13
Acquisition-related amortization	$0.63 - $0.65
Stock-based compensation and related excess payroll tax	$1.69 - $1.75
Transaction expenses related to business combinations	$0.05
Adjustment for income tax effect	($0.89) - ($0.92)
Non-GAAP expectation	$6.09 - $6.40

/ Use of Non-GAAP Measures

We provide non-GAAP revenue, non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share as supplemental measures to GAAP regarding our operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. A detailed explanation of each of the adjustments to such financial measures is described below. This press release also contains a reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure.
We use non-GAAP financial measures (a) to evaluate our historical and prospective financial performance as well as our performance relative to our competitors, (b) to set internal sales targets and spending budgets, (c) to allocate resources, (d) to measure operational profitability and the accuracy of forecasting, (e) to assess financial discipline over operational expenditures and (f) as an important factor in determining variable compensation for management and employees. In addition, many financial analysts that follow us focus on and publish both historical results and future projections based on non-GAAP financial measures. We believe that it is in the best interest of our investors to provide this information to analysts so that they accurately report the non-GAAP financial information. Moreover, investors have historically requested, and we have historically reported, these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.
While we believe that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures.
Q3 2020 Financial Results // 9

These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all our competitors and may not be directly comparable to similarly titled measures of our competitors due to potential differences in the exact method of calculation. We compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.
The adjustments to these non-GAAP financial measures, and the basis for such adjustments, are outlined below:
Acquisition accounting for deferred revenue. Historically, we have consummated acquisitions in order to support our strategic and other business objectives. In accordance with the fair value provisions applicable to the accounting for business combinations, acquired deferred revenue is often recorded on the opening balance sheet at an amount that is lower than the historical carrying value. Although this acquisition accounting requirement has no impact on our business or cash flow, it adversely impacts our reported GAAP revenue in the reporting periods following an acquisition. In order to provide investors with financial information that facilitates comparison of both historical and future results, we provide non-GAAP financial measures which exclude the impact of the acquisition accounting adjustment. We believe that this non-GAAP financial adjustment is useful to investors because it allows investors to (a) evaluate the effectiveness of the methodology and information used by us in our financial and operational decision-making, and (b) compare our past and future reports of financial results as the revenue reduction related to acquired deferred revenue will not recur when related lease licenses and software maintenance contracts are renewed in future periods.
Amortization of intangible assets from acquisitions. We incur amortization of intangible assets, included in our GAAP presentation of amortization expense, related to various acquisitions we have made. We exclude these expenses for the purpose of calculating non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when we evaluate our continuing operational performance because these costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by us after the acquisition. Accordingly, we do not consider these expenses for purposes of evaluating our performance during the applicable time period after the acquisition, and we exclude such expenses when making decisions to allocate resources. We believe that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the effectiveness of the methodology and information used by us in our financial and operational decision-making, and (b) compare our past reports of financial results as we have historically reported these non-GAAP financial measures.
Stock-based compensation expense. We incur expense related to stock-based compensation included in our GAAP presentation of cost of maintenance and service; research and development expense; and selling, general and administrative expense. This non-GAAP adjustment also includes excess payroll tax expense related to stock-based compensation. Stock-based compensation expense (benefit) incurred in connection with our deferred compensation plan held in a rabbi trust includes an offsetting benefit (charge) recorded in other income (expense). Although stock-based compensation is an expense and viewed as a form of compensation, we exclude these expenses for the purpose of calculating non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when we evaluate our continuing operational performance. We similarly exclude income (expense) related to assets held in a rabbi trust in connection with our deferred compensation plan. Specifically, we exclude stock-based compensation and income (expense) related to assets held in the deferred compensation plan rabbi trust during our annual budgeting process and our quarterly and annual assessments of our performance. The annual budgeting process is the primary mechanism whereby we allocate resources to various initiatives and operational requirements. Additionally, the annual review by our board of directors during which it compares our historical business model and profitability to the planned business model and profitability for the forthcoming year excludes the impact of stock-based compensation. In evaluating the performance of our senior management and department managers, charges related to stock-based compensation are excluded from expenditure and profitability results. In fact, we
Q3 2020 Financial Results // 10

record stock-based compensation expense into a stand-alone cost center for which no single operational manager is responsible or accountable. In this way, we can review, on a period-to-period basis, each manager's performance and assess financial discipline over operational expenditures without the effect of stock-based compensation. We believe that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate our operating results and the effectiveness of the methodology used by us to review our operating results, and (b) review historical comparability in our financial reporting as well as comparability with competitors' operating results.
Transaction expenses related to business combinations. We incur expenses for professional services rendered in connection with business combinations, which are included in our GAAP presentation of selling, general and administrative expense. These expenses are generally not tax-deductible. We exclude these acquisition-related transaction expenses, derived from announced acquisitions, for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when we evaluate our continuing operational performance, as we generally would not have otherwise incurred these expenses in the periods presented as a part of our operations. We believe that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate our operating results and the effectiveness of the methodology used by us to review our operating results, and (b) review historical comparability in our financial reporting as well as comparability with competitors' operating results.
Tax Cuts and Jobs Act. We recorded impacts to our income tax provision related to the enactment of the Tax Cuts and Jobs Act of 2017, specifically for the transition tax related to unrepatriated cash and the impacts of the tax rate change on net deferred tax assets. We exclude these impacts for the purpose of calculating non-GAAP net income and non-GAAP diluted earnings per share when we evaluate our continuing operational performance, as (i) the charges are not expected to recur as part of our normal operations and (ii) the charges resulted from the extremely infrequent event of major U.S. tax reform, the last such reform having occurred in 1986. We believe that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate our operating results and the effectiveness of the methodology used by us to review our operating results, and (b) review historical comparability in our financial reporting.
Non-GAAP tax provision. We utilize a normalized non-GAAP annual effective tax rate (AETR) to calculate non-GAAP measures. This methodology provides better consistency across interim reporting periods by eliminating the effects of non-recurring items and aligning the non-GAAP tax rate with our expected geographic earnings mix. To project this rate, we analyzed our historic and projected non-GAAP earnings mix by geography along with other factors such as our current tax structure, recurring tax credits and incentives, and expected tax positions. On an annual basis we will re-evaluate this rate for significant items that may materially affect our projections.
Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.
Q3 2020 Financial Results // 11

We have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as listed below:

GAAP Reporting Measure	Non-GAAP Reporting Measure
Revenue	Non-GAAP Revenue
Gross Profit	Non-GAAP Gross Profit
Gross Profit Margin	Non-GAAP Gross Profit Margin
Operating Income	Non-GAAP Operating Income
Operating Profit Margin	Non-GAAP Operating Profit Margin
Net Income	Non-GAAP Net Income
Diluted Earnings Per Share	Non-GAAP Diluted Earnings Per Share

/ About Ansys

If you've ever seen a rocket launch, flown on an airplane, driven a car, used a computer, touched a mobile device, crossed a bridge or put on wearable technology, chances are you've used a product where Ansys software played a critical role in its creation. Ansys is the global leader in engineering simulation. Through our strategy of Pervasive Engineering Simulation, we help the world's most innovative companies deliver radically better products to their customers. By offering the best and broadest portfolio of engineering simulation software, we help them solve the most complex design challenges and create products limited only by imagination. Founded in 1970, Ansys is headquartered south of Pittsburgh, Pennsylvania, U.S.A. Visit https://www.ansys.com for more information.

/ Forward-Looking Information

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that provide current expectations or forecasts of future events based on certain assumptions. Forward-looking statements are subject to risks, uncertainties, and factors relating to our business which could cause our actual results to differ materially from the expectations expressed in or implied by such forward-looking statements. Many of these risks, uncertainties, and factors are currently amplified by, and may continue to be amplified by, the COVID-19 pandemic. Forward-looking statements use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “outlook,” “plan,” “predict,” “project,” “should,” “target,” or other words of similar meaning. Forward-looking statements include those about market opportunity, including our total addressable market. Risks, uncertainties, and factors that could cause actual results to differ materially from those implied by these forward-looking statements include: current and potential future impacts of the COVID-19 pandemic on the global economy and our business, financial position, results of operations and cash flows; adverse changes in global economic and/or political conditions; declines in our customers’ businesses resulting in adverse changes in customer procurement patterns; disruptions in accounts receivable and cash flow due to customers’ liquidity challenges and commercial deterioration; uncertainties regarding demand for our products and services in the future and our customers’ acceptance of new products, including those arising from the need of customers to utilize our products from remote locations; plans for future capital spending; delays or declines in anticipated sales due to reduced or altered sales and marketing interactions with customers; disruptions in the global economy and financial markets that may limit or delay availability of credit under existing or new credit facilities, or that may limit our ability to obtain credit or financing on acceptable terms or at all; investments in complementary companies, products, services and technologies; our ability to complete and successfully integrate our acquisitions and realize the financial and business benefits of the transactions; political, economic, regulatory and public health and safety risks and uncertainties in the countries and regions in which we operate; impacts from tariffs, trade sanctions, export license requirements or other trade barriers; the effect of changes in currency exchange rates and changes in interest rates; potential variations in our sales forecasts compared to actual sales; the volatility of our stock price; failures or errors in our products and services; our industry’s rapidly changing technology; the quality of our products, including the strength of features, functionality and integrated multi-physics capabilities; lease license volatility; higher than anticipated costs for
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research and development or slowdown in our research and development activities; increased pricing pressure as a result of the competitive environment in which we operate; our ability to recruit and retain key personnel including any delays in recruitment caused by restrictions on travel and in person interactions and the absence of key personnel or teams due to illness or recuperation; our ability to protect our proprietary technology; cybersecurity threats or other security breaches, including in relation to an increased level of our activity that is occurring from remote global off-site locations; disclosure and misuse of employee or customer data whether as a result of a cybersecurity incident or otherwise; implementation of our new IT systems; investments in global sales and marketing organizations and global business infrastructure; dependence on our channel partners for the distribution of our products; increased volatility in our revenue due to the timing, duration and value of multi-year lease contracts; our reliance on high renewal rates for annual lease and maintenance contracts; operational disruptions generally or specifically in connection with transitions to and from remote work environments, or the failure of our technological infrastructure; the outcome of contingencies, including legal proceedings and government or regulatory investigations and service tax audit cases; uncertainty regarding income tax estimates in the jurisdictions in which we operate; changes in accounting principles or standards; the effect of changes in tax laws and regulations in the jurisdictions in which we operate; the uncertainty of estimates relating to the impact on reported revenue related to the acquisition accounting treatment of deferred revenue; and other risks and uncertainties described in our reports filed from time to time with the Securities and Exchange Commission. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Ansys and any and all ANSYS, Inc. brand, product, service and feature names, logos and slogans are registered trademarks or trademarks of ANSYS, Inc. or its subsidiaries in the United States or other countries. All other brand, product, service and feature names or trademarks are the property of their respective owners.

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